NEWS RELEASE		800 Gessner • Suite 500 • Houston, TX 77024
AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John Roper	(713) 513-9505
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
THURSDAY, MAY 22, 2008

GROUP 1 AUTOMOTIVE STOCKHOLDERS RE-ELECT TWO BOARD MEMBERS

Lataif and Quinn to Serve Additional Terms

HOUSTON, May 22, 2008 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that stockholders re-elected directors Louis E. Lataif and Stephen D. Quinn to additional three-year terms at today’s annual stockholders’ meeting.

Lataif, 69, has served as a director since August 2002. He has been the dean of the School of Management at Boston University since 1991 following a distinguished 27-year career with Ford Motor Company. At Ford, he was named general manager of Ford Division and elected a corporate vice president, then Ford’s youngest officer. He also served as president of Ford of Europe from 1988 to 1991. Lataif serves on the board of directors of Magna International Inc. and Abiomed Inc. He also serves on the board of directors of Interaudi Bank and is a member of the board of trustees of the Iacocca Foundation.

Quinn, 53, has served as a director since May 2002. He joined Goldman, Sachs & Co. in 1981, and from 1990 until his retirement in 2001 was a general partner and managing director. Quinn also serves on the board of directors, the audit committee and the credit committee of Zions Bancorporation.

“Louis Lataif and Stephen Quinn have contributed their respective knowledge and expertise to Group 1 during their tenure on the board,” said John L. Adams, Group 1’s chairman of the board. “We are pleased that they will continue to impart their guidance during the next three years.”

Also at the meeting, stockholders ratified the appointment by the audit committee of Ernst & Young LLP as the independent registered public accounting firm of Group 1 for the year ended Dec. 31, 2008.

About Group 1 Automotive, Inc.
Group 1 owns and operates 105 automotive dealerships, 145 franchises, and 27 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.